Exhibit 99.1

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Cosi, Inc. Files for Chapter 11 Restructuring

Planned Section 363 Sale Will Improve Company’s Financial Position, Strengthen Brand

BOSTON, MA, September 28, 2016 /GLOBE NEWSWIRE/ -- Cosi, Inc. (NASDAQ:  COSI), the fast-casual restaurant company, today announced that it and its subsidiaries filed voluntary Chapter 11 petitions in the United States Bankruptcy Court for the District of Massachusetts, initiating a process intended to preserve value and accommodate an orderly going-concern sale of Cosi’s business operations.

Cosi has obtained approximately $4 million in post-petition debtor-in-possession (DIP) financing, which, subject to Bankruptcy Court approval, will provide the Company with liquidity to maintain its operations in the ordinary course of business during the Chapter 11 process.

Prior to the Chapter 11 filing, Cosi entered into a non-binding term sheet with its lenders, AB Opportunity Fund LLC, AB Value Partners, L.P., and one or more entities affiliated with Milfam II L.P., pursuant to which the DIP lenders or their designees have proposed to purchase substantially all of Cosi’s assets and, subject to Bankruptcy Court approval, would serve as the “stalking horse” in a sale process under Section 363 of the Bankruptcy Code.  The term sheet is non-binding and the transaction contemplated thereby is subject to, among other things, Cosi’s compliance with certain covenants.  Cosi intends for such a sale, if completed, to ensure a smooth and swift transition of the business and operations to the DIP Lenders or their designees, which would be supported by a stronger balance sheet due to exiting underperforming locations and once company assets are sold free of any claims.

In accordance with the sale process under Section 363 of the Bankruptcy Code, notice of the proposed sale to the DIP lenders or their designees will be given to third parties and competing bids will be solicited. Cosi’s Board of Directors will manage the bidding process and evaluate the bids, in consultation with independent professional advisors and as overseen by the Bankruptcy Court.

Cosi’s Board of Directors unanimously determined that a sale in Chapter 11 is in the best interest of the Company and its creditors. The process allows Cosi to continue normal business operations during the Bankruptcy Court supervised sale process.

“We worked very hard to avoid this step,” said Mark Demilio, Cosi’s Chairman of the Board. “With the advice and support of outside advisors, we’ve explored multiple paths, including raising capital through equity and/or debt in either public or private transactions, selling the Company outside the bankruptcy process, selling certain assets of the Company, and other transactions to restructure the balance sheet or raise capital, while also focusing on attempting to improve sales, reduce costs, and exit underperforming locations.  It’s become clear that, despite the extensive efforts by the Company, no such transactions are achievable at this time, that the Company cannot continue to operate in its current financial condition, and that the best alternative for the Company and its creditors would be to accomplish a sale through the bankruptcy process.”

Prior to the Chapter 11 filing, the Company closed 29 of its 74 Company-owned restaurants. The 31 franchised locations are unaffected. The plan outlines a fast-track process that will allow Cosi to emerge from the restructuring under new ownership and with an improved financial position and stronger brand.

“This was a difficult step, but it was necessary to address our liquidity issues," said Patrick Bennett, Sr., interim CEO of Cosi, Inc.  “Cosi’s core business and franchise base remain intact, and we filed with the liquidity resources necessary to carry out the restructuring plan.  We believe this process will allow the Company to right-size its balance sheet, reduce its debt, and focus on improving the business and stabilizing the brand,” Bennett stated.

Court filings and other information related to the restructuring proceedings are available on the Company’s website at www.getcosi.com.

Mirick, O’Connell, DeMallie & Loungee, LLP is serving as legal counsel, and the Company will appoint a Chief Restructuring Officer within 7-10 days. Patrick Bennett continues to serve as interim CEO, and Edward Schatz of The O’Connor Group, Inc. continues to serve as interim CFO.

About Così, Inc.

Così (http://www.getcosi.com) is an international fast casual restaurant company.  At the heart of every Cosi® restaurant is an open-flame stone-hearth oven where the Così® signature flatbread is made from scratch throughout the day.  The flatbread is made from a generations-old recipe and is part of many Così® favorites. Così® was founded on the idea that good-for-you food should be delicious.  Menu items are made using fresh ingredients and distinctive sauces and spreads to create edgy flavors.  The menu features made-to-order sandwiches, hand-tossed salads, bowls, breakfast wraps, melts, all natural soups, signature Squagels®, artisan flatbread pizzas, S`mores, snacks and desserts.  Guests can also enjoy handcrafted beverages and a variety of coffee-based and specialty beverages.

Così® employees create a welcoming environment where guests are invited to relax and enjoy great food.  In many cases, Così® is the cornerstone of the communities that they are in and take pride in supporting community organizations and local charities. There are currently 45 Company-owned and 31 franchise restaurants operating in fourteen states, the District of Columbia, Costa Rica and the United Arab Emirates.

"Così," "(Sun & Moon Design)" and related marks are registered trademarks of Così, Inc. in the U.S.A. and certain other countries. Copyright © 2016 Così, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the results being reported in this release are unaudited and subject to change; the cost of our principal food products and supply and delivery shortages and interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. coli, "mad cow disease" and avian influenza or "bird flu"; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; expansion into new markets including foreign markets; our ability to attract and retain qualified franchisees and our franchisees' ability to open restaurants on a timely basis; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required government approvals and permits; our ability to create customer awareness of our restaurants in new markets; the reliability of our customer and market studies; cost effective and timely planning, design and build out of restaurants; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; market saturation due to new restaurant openings; inadequate protection of our intellectual property; our ability to obtain additional capital and financing, including debtor-in-possession (DIP) financing; our success in restructuring the Company; our success in finding a purchaser of our assets; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions.

Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on Così's website at
http://www.getcosi.com in the investor relations section.